HealthStream Announces Third Quarter 2025 Results Page 1 November 3, 2025	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES THIRD QUARTER 2025 RESULTS

NASHVILLE, Tenn. (November 3, 2025)— HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform company for workforce solutions, announced today results for the third quarter ended September 30, 2025.

Third Quarter 2025

•	Revenues of $76.5 million in the third quarter of 2025, up 4.6% from $73.1 million in the third quarter of 2024, setting a new Company record for quarterly revenue
•	Operating income of $7.6 million in the third quarter of 2025, up 16.5% from $6.5 million in the third quarter of 2024
•	Net income of $6.1 million in the third quarter of 2025, up 6.3% from $5.7 million in the third quarter of 2024
•	Earnings per share (EPS) of $0.20 per share (diluted) in the third quarter of 2025, up from $0.19 per share (diluted) in the third quarter of 2024
•	Adjusted EBITDA[1] of $19.1 million in the third quarter of 2025, up 7.9% from $17.7 million in the third quarter of 2024
•	Board of Directors declared a quarterly cash dividend of $0.031 per share, payable on November 28, 2025 to holders of record on November 17, 2025

Fourth Quarter 2025 Event:

•	Completed the acquisition of Virsys12, a healthcare technology company that offers payers and health plans a provider network application and data management suite, on October 8, 2025

Financial Results:

Third Quarter 2025 Compared to Third Quarter 2024

Revenues for the third quarter of 2025 increased by $3.4 million, or 4.6%, to $76.5 million, compared to $73.1 million for the third quarter of 2024. Subscription revenues increased by $4.0 million, or 5.7%, and professional services revenues decreased by $0.6 million compared to the third quarter of 2024.

Operating income was $7.6 million for the third quarter of 2025, up 16.5% from $6.5 million in the third quarter of 2024. The improvement in operating income was primarily attributable to increased revenues, sublease income associated with our sublease that commenced during the second quarter of 2025, and lower stock-based compensation. These improvements were partially offset by higher expenses to support investments in several areas of the business, primarily in our platform and SaaS applications, resulting in higher labor costs, higher cloud hosting and third-party software costs, and increased amortization of capitalized software costs.

Net income was $6.1 million in the third quarter of 2025, up 6.3% from $5.7 million in the third quarter of 2024, and EPS was $0.20 per share (diluted) in the third quarter of 2025, up from $0.19 per share (diluted) in the third quarter of 2024.

Adjusted EBITDA was $19.1 million for the third quarter of 2025, up 7.9% from $17.7 million in the third quarter of 2024.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Third Quarter 2025 Results Page 2 November 3, 2025

At September 30, 2025, the Company had cash, cash equivalents, and marketable securities of $92.6 million. The Company does not have any outstanding indebtedness from borrowed money. Capital expenditures incurred during the third quarter of 2025 were $7.8 million.

Year-to-Date 2025 Compared to Year-to-Date 2024

For the nine months ended September 30, 2025, revenues were $224.4 million, an increase of 3.2% over revenues of $217.4 million for the first nine months of 2024. Operating income for the first nine months of 2025 increased by 7.4% to $17.8 million, compared to $16.6 million for the first nine months of 2024. The increase in operating income was primarily attributable to higher revenues, sublease income associated with our sublease that commenced during the second quarter of 2025, lower bad debt expense, and lower share-based compensation expense, partially offset by higher expenses to support investments in several areas of the business, primarily in our platform and SaaS applications, resulting in higher labor costs, higher cloud hosting and third-party software costs, and increased amortization of capitalized software. Net income for the first nine months of 2025 increased to $15.8 million, compared to $15.1 million for the first nine months of 2024. Earnings per share were $0.52 per share (diluted) for the first nine months of 2025, compared to $0.50 per share (diluted) for the first nine months of 2024. Adjusted EBITDA increased by 4.6% to $52.9 million for the first nine months of 2025, compared to $50.6 million for the first nine months of 2024.

Other Business Updates

On May 8, 2025, the Company announced a share repurchase program approved by the Board of Directors under which the Company was authorized to repurchase up to $25.0 million of its outstanding shares of common stock. Pursuant to this authorization, the Company was authorized to make repurchases in the open market, including under a Rule 10b5-1 plan, through privately negotiated transactions, or otherwise. During the three and nine months ended September 30, 2025, the Company repurchased 255,833 shares and 905,786 shares of common stock at an aggregate fair value of $6.9 million and $25.0 million, respectively. This share repurchase program is no longer in effect as the maximum dollar amount under the program was expended during the three months ended September 30, 2025, as referenced above.

On October 8, 2025, the Company acquired all the equity of Virsys12, LLC, a healthcare technology company that offers payers and health plans an innovative provider data management suite used for onboarding, credentialing, and network management, for $13.0 million in cash, subject to a post-closing working capital adjustment, plus up to an additional $4.0 million in cash which may be paid contingent upon the performance of Virsys12, LLC, during a three-year period following the closing. This acquisition expands HealthStream's existing provider data management and credentialing solution for payers and health plan enterprises, called Network by HealthStreamTM, launched 14 months ago, which is part of our broader, market-leading Credentialing application suite.

On November 3, 2025, the Board of Directors approved a quarterly cash dividend under the Company's dividend policy of $0.031 per share, payable on November 28, 2025 to holders of record on November 17, 2025.

Financial Outlook for 2025

The Company is updating its guidance for 2025 for the measures set forth below. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2025, see the table included on page eight of this release.

	Full Year 2025 Guidance
	Low		High
Revenue[1]	$299.5	-	$301.5	million

Net Income[2]	$20.3	-	$21.5	million

Adjusted EBITDA[3]	$69.5	-	$71.5	million

Capital Expenditures[4]	$33.0	-	$34.0	million

1 Previous expected Revenue guidance range was $297.5 to $303.5 million.

2 Previous expected Net Income guidance range was $19.5 to $22.4 million.

3 Previous expected Adjusted EBITDA guidance range was $68.5 to $72.5 million.

4 Previous expected Capital Expenditures guidance range was $32.0 to $34.0 million.

HealthStream Announces Third Quarter 2025 Results Page 3 November 3, 2025

The Company’s guidance for 2025, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals. This guidance does not include the impact of any future acquisitions or dispositions that we may complete during 2025, gains or losses from changes in the fair value of non-marketable equity investments, or impairment of long-lived assets.

"In the third quarter of 2025, HealthStream delivered record quarterly revenues of $76.5 million and record quarterly adjusted EBITDA of $19.1 million," said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. "We are excited that our hStream platform is starting to create new business and social network opportunities in connecting two constituencies: individual healthcare professionals and organizations that employ them."

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, November 4, 2025, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/d4fjwuse. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI3ab58fbd4817439992404078877d07d6. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 615-301-3100.

HealthStream Announces Third Quarter 2025 Results Page 4 November 3, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues, net	$76,474	$73,095	$224,355	$217,411
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	26,507	24,470	78,357	72,825
Product development	12,107	12,100	36,228	36,208
Sales and marketing	12,143	11,497	36,101	34,676
General and administrative	7,330	8,457	23,396	26,325
Depreciation and amortization	10,820	10,073	32,441	30,779
Total operating costs and expenses	68,907	66,597	206,523	200,813

Operating income	7,567	6,498	17,832	16,598

Interest income	788	1,007	2,676	2,856
Other expense, net	(103)	(26)	(141)	(134)

Income before income tax provision	8,252	7,479	20,367	19,320
Income tax provision	2,166	1,754	4,559	4,202
Net income	$6,086	$5,725	$15,808	$15,118

Net income per share:
Basic	$0.20	$0.19	$0.52	$0.50
Diluted	$0.20	$0.19	$0.52	$0.50

Weighted average shares of common stock outstanding:
Basic	29,688	30,409	30,151	30,374
Diluted	29,811	30,590	30,283	30,512
Dividends declared per share	$0.031	$0.028	$0.093	$0.084

HealthStream Announces Third Quarter 2025 Results Page 5 November 3, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$53,544	$59,469
Marketable securities	39,047	37,748
Accounts and unbilled receivables, net	33,722	35,322
Prepaid and other current assets	21,261	20,583
Total current assets	147,574	153,122

Capitalized software development, net	45,699	43,370
Property and equipment, net	11,143	10,741
Operating lease right of use assets, net	15,667	17,453
Goodwill and intangible assets, net	236,992	246,768
Other assets	42,855	39,312
Total assets	$499,930	$510,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$26,809	$31,466
Deferred revenue	85,687	84,227
Total current liabilities	112,496	115,693
Deferred tax liabilities	19,671	14,596
Deferred revenue, noncurrent	1,289	1,655
Operating lease liability, noncurrent	15,292	17,366
Other long-term liabilities	1,989	2,101
Total liabilities	150,737	151,411

Shareholders’ equity:
Common stock	228,753	252,432
Accumulated other comprehensive loss	(1,532)	(2,049)
Retained earnings	121,972	108,972
Total shareholders’ equity	349,193	359,355
Total liabilities and shareholders' equity	$499,930	$510,766

HealthStream Announces Third Quarter 2025 Results Page 6 November 3, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2025	2024
Operating activities:
Net income	$15,808	$15,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,441	30,779
Stock-based compensation	2,734	3,285
Amortization of deferred commissions	9,190	9,060
Deferred income taxes	5,055	(960)
Provision for credit losses	568	2,027
Loss on equity method investments	150	150
Other	(1,146)	(1,205)
Changes in assets and liabilities:
Accounts and unbilled receivables	1,033	4,744
Prepaid and other assets	(12,061)	(8,210)
Accounts payable, accrued, and other liabilities	(4,739)	(7,105)
Deferred revenue	1,094	(1,183)
Net cash provided by operating activities	50,127	46,500

Investing activities:
Purchases of marketable securities, net of proceeds	(148)	(5,361)
Proceeds from sale of non-marketable equity investments	—	765
Purchase of other investments	(1,500)	—
Purchases of property and equipment	(3,481)	(1,198)
Payments associated with capitalized software development	(21,910)	(20,107)
Net cash used in investing activities	(27,039)	(25,901)

Financing activities:
Taxes paid related to net settlement of equity awards	(1,196)	(932)
Payment of cash dividends	(2,809)	(2,551)
Repurchases of common stock	(25,018)	—
Net cash used in financing activities	(29,023)	(3,483)

Effect of exchange rate changes on cash and cash equivalents	10	40
Net (decrease) increase in cash and cash equivalents	(5,925)	17,156
Cash and cash equivalents at beginning of period	59,469	40,333
Cash and cash equivalents at end of period	$53,544	$57,489

HealthStream Announces Third Quarter 2025 Results Page 7 November 3, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income	$6,086	$5,725	$15,808	$15,118
Interest income	(788)	(1,007)	(2,676)	(2,856)
Interest expense	26	26	76	75
Income tax provision	2,166	1,754	4,559	4,202
Stock-based compensation expense	794	1,131	2,734	3,285
Depreciation and amortization	10,820	10,073	32,441	30,779
Adjusted EBITDA	$19,104	$17,702	$52,942	$50,603

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Third Quarter 2025 Results Page 8 November 3, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2025

(In thousands)

(Unaudited)

	Low	High
Net income	$20,300	$21,500
Interest income	(3,300)	(3,400)
Interest expense	100	100
Income tax provision	5,800	6,200
Stock-based compensation expense	3,500	3,700
Depreciation and amortization	43,100	43,400
Adjusted EBITDA	$69,500	$71,500

HealthStream Announces Third Quarter 2025 Results Page 9 November 3, 2025

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2025 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the healthcare industry, tariff and trade-related developments, inflationary pressures, geopolitical instability, and legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2025, filed on August 7, 2025, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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